PLATEAU EXCAVATION, INC.

AND AFFILIATES

AUSTELL, GEORGIA

CONDENSED COMBINED FINANCIAL STATEMENTS

SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED FINANCIAL STATEMENTS
SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018

CONTENTS

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED BALANCE SHEETS
JUNE 30, 2019 AND DECEMBER 31, 2018
(UNAUDITED)

ASSETS

	June 30, 2019	December 31, 2018
Current assets:		
Cash and cash equivalents	$ 6,999,372	$ 15,981,346
Accounts receivable	70,617,796	59,604,494
Costs and estimated earnings in excess of billings on uncompleted contracts	2,739,149	511,330
Prepaid expenses	216,511	45,908
Total current assets	80,572,828	76,143,078
Property and equipment, net	54,886,422	51,839,990
Other assets	11,685	20,537
Total assets	$ 135,470,935	$ 128,003,605

LIABILITIES AND OWNERS' EQUITY

	June 30, 2019	December 31, 2018
Current liabilities:		
Installment notes payable, principal due within one year	$ 552,980	$ 646,308
Accounts payable	21,174,834	16,627,650
Billings in excess of costs and estimated earnings on uncompleted contracts	16,086,972	28,356,220
Accrued compensation	2,344,672	2,153,265
Accrued expenses	94,177	72,898
State income taxes payable	-	477,540
Total current liabilities	40,253,635	48,333,881
Long-term liabilities:		
Installment notes payable, principal due after one year	204,949	440,531
Total liabilities	40,458,584	48,774,412
Owners' equity:		
Common stock	1,100	1,100
Retained earnings	73,584,029	59,018,288
Treasury stock, at cost	(46,939)	(46,939)
Member's equity	21,474,161	20,256,744
Total owners' equity	95,012,351	79,229,193
Total liabilities and owners' equity	$ 135,470,935	$ 128,003,605

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF OPERATIONS
SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	2019	2018
Revenues	$ 142,436,262	$ 134,696,364
Costs of revenues	99,973,139	97,694,811
Gross profit	42,463,123	37,001,553
General and administrative expenses	5,469,636	4,896,646
Income from operations	36,993,487	32,104,907
Other income and (expenses):		
Management fees	637,000	1,219,082
Gain on sale of equipment	97,848	164,901
Miscellaneous income	279,796	216,660
Interest income	807	1,585
Interest expense	-	(3,121)
Contributions	(21,770)	(18,772)
Total other income, net	993,681	1,580,335
Income before income taxes	37,987,168	33,685,242
State income taxes	-	-
Net income	$ 37,987,168	$ 33,685,242

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF CHANGES IN OWNERS' EQUITY
SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	Common Stock	Retained Earnings	Treasury Stock	Member's Equity	Total Owners' Equity
Balance at January 1, 2018	$ 1,100	$ 43,937,224	$ (46,939)	$ 20,099,973	$ 63,991,358
Capital contributions	-	-	-	4,105,725	4,105,725
Distributions	-	(16,028,828)	-	-	(16,028,828)
Net income	-	33,362,750	-	322,492	33,685,242
Balance at June 30, 2018	$ 1,100	$ 61,271,146	$ (46,939)	$ 24,528,190	$ 85,753,497
Balance at January 1, 2019	$ 1,100	$ 59,018,288	$ (46,939)	$ 20,256,744	$ 79,229,193
Distributions	-	(22,204,010)	-	-	(22,204,010)
Net income	-	36,769,751	-	1,217,417	37,987,168
Balance at June 30, 2019	$ 1,100	$ 73,584,029	$ (46,939)	$ 21,474,161	$ 95,012,351

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

	2019	2018
Cash flows from operating activities:		
Cash received from contract owners and customers	$ 116,877,190	$ 114,080,065
Cash paid to suppliers, subcontractors and employees	(95,666,385)	(90,077,866)
Interest received	807	1,585
Interest paid	-	(3,121)
Income taxes paid	(477,540)	(75,622)
Miscellaneous income	916,796	1,435,742
Net cash provided by operating activities	21,650,868	25,360,783
Cash flows from investing activities:		
Proceeds from sale of equipment	301,079	165,338
Acquisition of equipment	(8,409,853)	(13,535,587)
Refunds of deposits	8,852	-
Net cash used for investing activities	(8,099,922)	(13,370,249)
Cash flows from financing activities:		
Payments on long-term debt	(328,910)	(651,507)
Capital contributions	-	4,105,725
Distributions	(22,204,010)	(16,028,828)
Net cash used for financing activities	(22,532,920)	(12,574,610)
Net decrease in cash and cash equivalents	(8,981,974)	(584,076)
Cash and cash equivalents at beginning of period	15,981,346	9,118,101
Cash and cash equivalents at end of period	$ 6,999,372	$ 8,534,025
Reconciliation of net income to net cash provided by operating activities:		
Net income	$ 37,987,168	$ 33,685,242
Adjustments to reconcile net income to net cash provided by operating activities:		
Depreciation	5,160,190	4,700,340
Gain on sale of equipment	(97,848)	(164,901)
Effect on cash by changes in operating assets and liabilities:		
Accounts receivable	(11,013,302)	(15,812,494)
Costs and estimated earnings in excess of billings on uncompleted contracts	(2,227,819)	(364,927)
Other current assets	(170,603)	(135,772)
Accounts payable	4,547,184	8,036,784
Billings in excess of costs and estimated earnings on uncompleted contracts	(12,269,248)	(4,455,621)
Other current liabilities	212,686	(52,246)
State taxes payable	(477,540)	(75,622)
Total adjustments	(16,336,300)	(8,324,459)
Net cash provided by operating activities	$ 21,650,868	$ 25,360,783
Supplemental schedule of noncash investing and financing activities:		
Purchase of debt financed equipment	$ -	$ 483,350

The accompanying notes are an integral part of the condensed combined financial statements.

PLATEAU EXCAVATION, INC.
AND AFFILIATES
NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
SIX MONTH PERIODS ENDED JUNE 30, 2019 AND 2018
(UNAUDITED)

Note 1 - Summary of Significant Accounting Policies

a. **Combination Policy**

The accompanying financial statements of Plateau Excavation, Inc. have been combined with its two affiliates, LK Gregory Construction, Inc. and DeWitt Excavation, LLC (collectively "the Company", "we" or "our"), which are under common ownership and management. All significant intercompany accounts and transactions have been eliminated. Management has determined that the affiliates do not qualify for consolidation as variable interest entities.

b. **Condensed Presentation**

The condensed combined financial statements included herein have been prepared by the Company, without audit, in accordance with the rules and regulations of the Financial Accounting Standards Board ("FASB") and should be read in conjunction with the annual report for the year ended December 31, 2018. Certain information and note disclosures prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") have been either condensed or omitted pursuant to FASB rules and regulations. The condensed combined financial statements reflect, in the opinion of management, all normal recurring adjustments necessary to present fairly the Company's financial position at June 30, 2019 and the results of operations and cash flows for the periods presented. The December 31, 2018 condensed combined balance sheet data herein was derived from audited financial statements, but as discussed above, does not include all disclosures required by GAAP. Interim results may be subject to significant seasonal variations, and the results of operations for the six month period ended June 30, 2019 are not necessarily indicative of the results to be expected for the full year or subsequent periods.

c. **Nature of Business**

Plateau Excavation, Inc. ("Plateau") is a grading contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout the southeast United States.

LK Gregory Construction, Inc. ("LK") is a general contractor specializing in drilling and blasting for excavation projects throughout the southeast.

DeWitt Excavation, LLC ("DeWitt") was organized on February 2, 2016 as a Florida limited liability company and acquired the assets of DeWitt Excavating, Inc. on March 31, 2016. DeWitt is a grading and utility contractor performing site excavation and drainage on either a per unit, fixed price, or cost-plus basis throughout Florida.

d. **Revenue Recognition**

Revenues from long-term construction contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to the estimated total costs for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Because of inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

Note 1 – Continued

Contract costs include all direct job costs and those indirect costs related to contract performance, such as indirect labor, payroll taxes, supplies, insurance, equipment repairs and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and income and are recognized in the period the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

e. Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

f. Property and Equipment

Property and equipment are stated at cost and depreciated under the straight-line method over the estimated useful lives of 39 years for building and ranging from 3 to 7 years for equipment, furniture and fixtures.

Depreciation expense for the six month periods ended June 30, 2019 and 2018 was $5,160,190 and $4,700,340, respectively.

g. Income Taxes

Plateau and LK have each elected to be taxed under Subchapter S of the Internal Revenue Code, whereby federal income taxes are payable by the stockholders on income earned by the Corporation. Certain states allow for payment of state income taxes by the Company and we make provision for any significant state income taxes in the financial statements. DeWitt (a single-member LLC) is treated as a disregarded entity for federal and state income tax purposes whereby the member is taxed individually on his share of DeWitt's earnings. These tax elections result in an unusual relationship between income tax expense and income before income taxes whereby the effective tax rates are significantly less than the expected statutory tax rates.

The Company recognizes income from construction contracts on the percentage-of-completion method for both financial and tax reporting purposes. Depreciation of property and equipment is computed in accordance with various accelerated methods allowable for income tax reporting purposes. Due to these and other temporary differences, income and expenses are reported in different periods for tax and financial reporting. The effect of these temporary differences has not resulted in a material deferred state income tax liability or asset as of June 30, 2019. If the Company were to incur a deferred state tax asset, it would be reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Note 1 – Continued

The Company does not have any unrecognized tax benefit that could significantly change its provision for income tax.

h. Use of Estimates

We use estimates and assumptions in preparing these condensed combined financial statements in accordance with accounting principles generally accepted in the United States of America pursuant to FASB rules and regulations for interim financial information. Although management believes the estimates that have been used are reasonable, actual results could vary from the estimates that were used, and those variances could be significant. Management periodically evaluates its estimates for continued reasonableness.

i. Fair Value of Financial Instruments

Our financial instruments consist primarily of cash and cash equivalents, accounts receivable, accounts payable and debt instruments. The carrying values of cash, accounts receivables and accounts payables, including retainage which may extend beyond one year, are representative of their respective fair values, primarily because of the short maturity of these instruments. The carrying values of the Company's debt instruments approximate their fair values as of June 30, 2019, based on current incremental borrowing rates for similar types of borrowing arrangements.

j. Management's Review of Subsequent Events

The Company's management has performed a review of subsequent events through the date of the auditors' review report, which is the date the financial statements were available to be issued.

Note 2 – Backlog

The following schedule presents a reconciliation of contract backlog representing unsatisfied or partially unsatisfied performance obligations at June 30, 2019:

Balance at January 1, 2019	$184,049,904
New contracts executed and contract adjustments	142,313,449
	326,363,353
Contract revenue earned during six month period ended June 30, 2019	(142,436,262)
Balance at June 30, 2019	$183,927,091

Note 3 – Subsequent Events

On October 2, 2019, Sterling Construction Company, Inc., a public company, acquired a 100% interest in the Company.